                                                                 Exhibit 99.1

                      NOTE REGARDING GENZYME DIVISIONS

     Throughout this exhibit, the words "we," "us," "our" and "Genzyme" refer to Genzyme Corporation and all of its operating divisions taken as a whole and "our board of directors" refers to the board of directors of Genzyme Corporation. In addition, we refer to our three operating divisions as:

     o Genzyme General Division = "Genzyme General;"

     o Genzyme Biosurgery Division = "Genzyme Biosurgery;" and

     o Genzyme Molecular Oncology Division = "Genzyme Molecular Oncology."

                        NOTE REGARDING GENZYME STOCKS

     We have three series of common stock-Genzyme General Division common stock, which we refer to as "Genzyme General Stock," Genzyme Biosurgery Division common stock, which we refer to as "Biosurgery Stock" and Genzyme Molecular Oncology Division common stock, which we refer to as "Molecular Oncology Stock." We also refer to our series of stock as "tracking stock." Unlike typical common stock, each of our tracking stocks is designed to track the financial performance of a specific subset of our business operations and its allocated assets, rather than the operations and assets of our entire company. The chief mechanisms intended to cause each tracking stock to "track" the financial performance of each division are provisions in our charter governing dividends and distributions. Under these provisions, our charter:

     o factors the assets and liabilities and income or losses attributable to a division into the determination of the amount available to pay dividends on the associated tracking stock; and

     o requires us to exchange, redeem or distribute a dividend to the holders of Biosurgery Stock or Molecular Oncology Stock if all or substantially all of the assets allocated to those corresponding divisions are sold to a third party. A dividend or redemption payment must equal in value the net after-tax proceeds from the sale. An exchange must be for Genzyme General Stock at a 10% premium to the average market price of the exchanged stock calculated over a ten day period beginning on the first business day following the announcement of the sale.

     Shares of Biosurgery Stock and Molecular Oncology Stock are subject to certain exchange and redemption provisions as set forth in our charter. One of the exchange provisions allows our board of directors to exchange, at any time, shares of Biosurgery Stock and/or Molecular Oncology Stock for cash, shares of Genzyme General Stock, or a combination of both, valued at a 30% premium to the fair market value (as defined in our charter) of the series of stock being exchanged. We encourage you to read our charter for a more complete discussion of the mandatory and optional exchange and redemption provisions of our common stock.

     To determine earnings per share, we allocate our earnings to each series of our common stock based on the earnings attributable to that series of stock. The earnings attributable to each series of stock is defined in our charter as the net income or loss of the corresponding division determined in accordance with accounting principles generally accepted in the United States of America, U.S., and as adjusted for tax benefits allocated to or from the division in accordance with our management and accounting policies. Our charter also requires that all of our income and expenses be allocated among the divisions in a reasonable and consistent manner. Our board of directors, however, retains considerable discretion in interpreting and changing the methods of allocating earnings to each series of common stock without shareholder approval. As market or competitive conditions warrant, we may create a new series of tracking stock or change our earnings allocation methodology. However, at the present time, we have no plans to do so. Because the earnings allocated to each series of stock are based on the income or losses attributable to each corresponding division, we have included our unaudited pro forma financial statements, the unaudited pro forma financial statements of Genzyme General, the division to which we allocated our acquisitions of Wyntek Diagnostics, Inc. and Novazyme Pharmaceuticals, Inc. and the disposition of our 50% ownership interest in ATIII LLC, and the unaudited pro forma financial statements of Genzyme Biosurgery, the division to which we allocated our acquisition of Focal, Inc., to aid investors in evaluating our performance and the performance of each division.

     While each tracking stock is designed to reflect a division's performance, it is common stock of Genzyme Corporation and not of a division. Our divisions are not separate companies or legal entities, and therefore do not and cannot issue stock. Holders of tracking stock have no specific rights to assets allocated to the corresponding division. We continue to hold title to all of the assets allocated to the corresponding division and are responsible for all of its liabilities, regardless of what we deem for financial statement presentation purposes as allocated to any division. Holders of each tracking stock, as common stockholders, are therefore subject to the risks of investing in the businesses, assets and liabilities of Genzyme as a whole. For instance, the assets allocated to each division are subject to company-wide claims of creditors, product liability plaintiffs and stockholder litigation. Also, in the event of a Genzyme liquidation, insolvency or similar event, holders of each tracking stock would only have the rights of common stock holders in the combined assets of Genzyme.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial information describes the pro forma effect of our acquisitions of Wyntek, Focal and Novazyme and the disposition of our 50% ownership interest in ATIII LLC on our statements of operations and the statements of operations of Genzyme General and Genzyme Biosurgery for the year ended December 31, 2001 as if these transactions took place on January 1, 2001. We allocated our acquisitions of Wyntek and Novazyme and the disposition of our 50% ownership interest in ATIII LLC to Genzyme General. We allocated our acquisition of Focal to Genzyme Biosurgery. The results of operations of Wyntek, Focal and Novazyme are included in our results beginning on the respective dates of acquisition and the results of ATIII LLC are excluded from our results as of the date of disposition. Additional information regarding our acquisitions of Wyntek, Focal and Novazyme and the disposition of our 50% ownership interest in ATIII LLC is included in our annual report on Form 10-K for the year ended December 31, 2001 filed with the U.S. Securities and Exchange Commission, commonly referred to as the SEC, on April 1, 2002.

ACQUISITION OF WYNTEK

     In June 2001, we acquired all of the outstanding capital stock of privately-held Wyntek, for $65.0 million in cash. We assumed no options or warrants to purchase Wyntek common stock in the purchase.

ACQUISITION OF FOCAL

     In January 2001, Focal exercised its option to require us to purchase $5.0 million in Focal common stock at a price of $2.06 per share. After that purchase, we held approximately 22% of the outstanding shares of Focal common stock and began accounting for our investment under the equity method of accounting. We allocated this investment to Genzyme Biosurgery. On June 30, 2001, we acquired the remaining 78% of the outstanding Focal common stock that we had not previously acquired. Focal shareholders received 0.1545 of a share of Biosurgery Stock for each share of Focal common stock they held. We issued approximately 2.1 million shares of Biosurgery Stock as consideration valued at $9.5 million. We also assumed all of the outstanding options to purchase Focal common stock and exchanged them for options to purchase Biosurgery Stock on an as-converted basis. The conversion of options to purchase Focal common stock was accounted for in accordance Financial Accounting Standards Board, or FASB, Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation," which we refer to as FIN 44.

ACQUISITION OF NOVAZYME

     In September 2001, we acquired all of the outstanding capital stock of Novazyme for an initial payment of approximately 2.6 million shares of Genzyme General Stock. Novazyme shareholders received 0.5714 of a share of Genzyme General Stock for each share of Novazyme common stock they held. We will be obligated to make two additional payments totaling $87.5 million, payable in shares of Genzyme General Stock, if we receive U.S. marketing approval for two products to treat lysosomal storage disorders, or LSDs, that employ certain of Novazyme's technologies. In connection with the merger, we also assumed all of the outstanding options, warrants and Series B Preferred Stock rights to purchase Novazyme common stock and exchanged them for options, warrants and rights to purchase Genzyme General Stock on an as-converted basis.

     The staff of the U.S. Federal Trade Commission, commonly refered to as the FTC, is investigating our acquisition of Novazyme. The FTC is one of the agencies responsible for enforcing federal antitrust laws, and, in this investigation, it is evaluating whether there are anti-competitive aspects of the Novazyme transaction that the government should seek to negate. While we do not believe that the acquisition should be deemed to contravene antitrust laws, we have been cooperating in the FTC investigation. At this stage, we cannot predict with precision the likely outcome of the investigation or how that outcome will impact our business. As with any litigation or investigation, there will be costs associated with responding to the investigation, both in terms of management time and out-of-pocket expenses.

DISPOSITION OF 50% OWNERSHIP INTEREST IN ATIII LLC

     In July 2001, we transferred our 50% interest in ATIII LLC, our joint venture with GTC Biotherapeutics, Inc. (formerly Genzyme Transgenics Corporation), which we refer to as GTC, for the development and commercialization of ATIII to GTC. In exchange for our interest in the joint venture, we will receive a royalty on worldwide net sales (excluding Asia) of any of GTC's products based on ATIII beginning three years after the first commercial sale of each such product up to a cumulative maximum amount of $30.0 million. We will allocate any royalty amounts that we receive to Genzyme General. Prior to the transfer, we consolidated the results of ATIII LLC because we had control of ATIII LLC through our combined, direct and indirect ownership interest in the joint venture.

PURCHASE ACCOUNTING

     We have prepared the unaudited pro forma financial information using the purchase method of accounting for all three acquisitions. We expect to have reorganization and restructuring expenses as well as potential operating efficiencies as a result of the acquisitions of Wyntek, Focal and Novazyme. The unaudited pro forma financial statements and related notes do not reflect these potential expenses and efficiencies.

     In July 2001, the FASB issued Statement of Financial Accounting Standards, or SFAS, No. 141, "Business Combinations." SFAS No. 141 requires that all business combinations be accounted for under the purchase method only and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS 141 is effective for all business combinations initiated after June 30, 2001 and for all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001.

     Accordingly, because the provisions of SFAS No. 141 and SFAS No. 142 apply to our acquisition of Novazyme, there is no pro forma adjustment to our unaudited, combined pro forma statement of operations or the unaudited, combined pro forma statement of operations of Genzyme General for amortization of goodwill or acquired unpatented technology for the year ended December 31, 2001 resulting from the acquisition of Novazyme.

     These unaudited pro forma statements of operations are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the transactions been completed on the assumed date, the results that were obtained, or the results that may be obtained in the future. The unaudited pro forma statements of operations should be read in conjunction with our historical consolidated financial statements, including the notes thereto, and the consolidated financial statements, including the notes thereto, of each of Wyntek, Focal and Novazyme. Our financial statements are included in our annual report on Form 10-K for the year ended December 31, 2001 filed with the SEC on April 1, 2002.

Wyntek's financial statements are included in our current report on Form 8-K filed with the SEC on May 18, 2001. Focal's financial statements are included in its annual report on Form 10-K for the year ended December 31, 2000 filed with the SEC on April 2, 2001, as amended on April 30, 2001 and its quarterly report on Form 10-Q for the quarter ended March 31, 2001 filed with the SEC on May 9, 2001. Novazyme's financial statements are included our current report on Form 8-K filed with the SEC on September 7, 2001.

                      GENZYME CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECECMBER 31, 2001
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                            HISTORICAL
                                                              GENZYME
                                                            CORPORATION
                                                                AND                HISTORICAL          PRO FORMA          FOOTNOTE
                                                            SUBSIDIARIES             WYNTEK           ADJUSTMENTS        REFERENCE
                                                        -------------------   ------------------  ------------------- --------------
 Revenues:
       Net product sales .............................. $        1,110,254    $           8,412   $                -
       Net service sales ..............................             98,370                    -                    -
       Collaborative research  and development  revenue                  -                    -                    -
       Revenues from research and development contracts:
            Related parties ...........................              3,279                    -                    -
            Other .....................................             11,727                    -                    -
                                                        -------------------   ------------------  -------------------
            Total revenues ............................          1,223,630                8,412                    -
                                                        -------------------   ------------------  -------------------
 Operating costs and expenses:
       Cost of products sold ..........................            307,425                3,224                    -

       Cost of services sold ..........................             56,173                    -                    -
       Selling, general and administrative ............            424,640                1,438                    -
       Research and development (including research and
            development relating to contracts) ........            264,004                  759                    -
       Amortization of intangibles ....................            121,124                    -                2,599            W1
       Purchase of in-process research and development              95,568                    -               (8,768)           W2
                                                        -------------------   ------------------  -------------------
            Total operating costs and expenses ........          1,268,934                5,421               (6,169)
                                                        -------------------   ------------------  -------------------

 Operating income (loss) ..............................            (45,304)               2,991                6,169
                                                        -------------------   ------------------  -------------------

 Other income (expenses):
       Equity in net loss of unconsolidated
            affiliates ................................            (35,681)                   -                    -
       Gain on affiliate sale of stock ................                212
       Gain (loss) on investments in equity
            securities ................................            (25,996)                   -                    -
       Loss on sale of product line ...................            (24,999)
       Minority interest in net loss of subsidiary ....              2,259                    -                    -
       Other ..........................................             (2,205)              (7,729)                   -
       Investment income ..............................             50,504                  108               (1,476)           W3
       Interest expense ...............................            (37,133)                   -                    -
                                                        -------------------   ------------------  -------------------
            Total other income (expenses) .............            (73,039)              (7,621)              (1,476)
                                                        -------------------   ------------------  -------------------

 Income (loss) before income taxes ....................           (118,343)              (4,630)               4,693
 Benefit from (provision for) income taxes ............              2,020                1,692                1,200            W4
                                                        -------------------   ------------------  -------------------

 Net income (loss) from continuing operations .........  $        (116,323)   $          (2,938)  $            5,893
                                                        ===================   ==================  ===================

NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
       Genzyme General net income from continuing
            operations ................................  $           3,879                        $            2,955            W5
       Tax benefit allocated from Genzyme Biosurgery ..             24,593                                         -
       Tax benefit allocated from Genzyme Molecular
           Oncology ...................................             11,904                                         -
                                                        -------------------                       -------------------
       Net income allocated to Genzyme General Stock .. $           40,376                        $            2,955
                                                        ===================                       ===================

       Net income per share allocated to Genzyme General
       Stock:
           Basic ...................................... $             0.20
                                                        ===================
           Diluted .................................... $             0.19
                                                        ===================

       Weighted average shares outstanding
           Basic ......................................            202,221
                                                        ===================
           Diluted ....................................            211,176
                                                        ===================

ALLOCATED TO BIOSURGERY STOCK:
       Genzyme Biosurgery net loss .................... $         (145,170)
       Allocated tax benefit .......................... $           18,189
                                                        -------------------
       Net loss allocated to Biosurgery Stock ......... $         (126,981)
                                                        ===================
       Net loss per share of Biosurgery Stock--basic
           and diluted ................................ $            (3.34)
                                                        ===================
       Weighted average shares outstanding ............             37,982
                                                        ===================

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
       Molecular Oncology net loss .................... $          (29,718)
                                                        ===================
       Net loss per share of Molecular Oncology
           Stock--basic and diluted ................... $            (1.82)
                                                        ===================
       Weighted average shares outstanding ............             16,350
                                                        ===================

                                                           HISTORICAL          PRO FORMA            FOOTNOTE
                                                              FOCAL           ADJUSTMENTS          REFERENCE
                                                        ------------------  ---------------   ------------------
 Revenues:
       Net product sales .............................. $           1,050   $         (903)          F1
       Net service sales ..............................                 -                -
       Collaborative research  and development
            revenue ...................................               469             (469)          F2
       Revenues from research and development contracts:
            Related parties ...........................                 -                -
            Other .....................................                 -                -
                                                        ------------------  ---------------
            Total revenues ............................             1,519           (1,372)
                                                        ------------------  ---------------

 Operating costs and expenses:
       Cost of products sold ..........................             1,520             (634)          F1
                                                                                     1,430           F3
       Cost of services sold ..........................                 -                -
       Selling, general and administrative ............             3,330                -
       Research and development (including research and
            development relating to contracts) ........             2,820                -
       Amortization of intangibles ....................                 -              604           F4
       Purchase of in-process research and
            development ...............................                 -                -
                                                        ------------------  ---------------
            Total operating costs and expenses ........             7,670            1,400
                                                        ------------------  ---------------

 Operating income (loss) ..............................            (6,151)          (2,772)
                                                        ------------------  ---------------

 Other income (expenses):
       Equity in net loss of unconsolidated
            affiliates ................................                 -            1,316           F1
       Gain on affiliate sale of stock ................                 -                -
       Gain (loss) on investments in equity
            securities ................................                 -                -
       Loss on sale of product line ...................                 -                -
       Minority interest in net loss of subsidiary ....                 -                -
       Other ..........................................                10                -
       Investment income ..............................               119                -
       Interest expense ...............................                 -                -
                                                        ------------------  ---------------
            Total other income (expenses) .............               129            1,316
                                                        ------------------  ---------------

 Income (loss) before income taxes ....................            (6,022)          (1,456)
 Benefit from (provision for) income taxes ............                 -            2,731           F5
                                                        ------------------  ---------------

 Net income (loss) from continuing operations ......... $          (6,022)  $        1,275
                                                        ==================  ===============

NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
       Genzyme General net income from continuing
            operations ................................                     $            -
       Tax benefit allocated from Genzyme Biosurgery ..                              2,731           F6
       Tax benefit allocated from Genzyme Molecular
            Oncology ..................................                                  -
                                                                            ---------------
       Net income allocated to Genzyme General Stock ..                     $        2,731
                                                                            ===============

       Net income per share allocated to Genzyme General
       Stock:
           Basic ......................................

           Diluted ....................................

       Weighted average shares outstanding
           Basic ......................................

           Diluted ....................................

ALLOCATED TO BIOSURGERY STOCK:
       Genzyme Biosurgery net loss ....................                     $       (7,478)          F7
       Allocated tax benefit ..........................                                  -
                                                                            ---------------
       Net loss allocated to Biosurgery Stock .........                     $       (7,478)
                                                                            ===============
       Net loss per share of Biosurgery Stock--basic
          and diluted .................................
       Weighted average shares outstanding ............

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
       Molecular Oncology net loss ....................

       Net loss per share of Molecular Oncology
       Stock--basic and diluted .......................

          Weighted average shares outstanding .........



                                                           DISPOSITION OF
                                                           50% OWNERSHIP
                                                            INTEREST IN       FOOTNOTE              HISTORICAL
                                                             ATIII LLC        REFERENCE              NOVAZYME
                                                        ------------------  ---------------      ------------------
 Revenues:
       Net product sales .............................. $               -                        $           -
       Net service sales ..............................                 -                                    -
       Collaborative research  and development
            revenue ...................................                 -                                    -
       Revenues from research and development contracts:
            Related parties ...........................                 -                                    1
            Other .....................................                 -                                    -
                                                        ------------------                       --------------
            Total revenues ............................                 -                                    1
                                                        ------------------                       --------------

 Operating costs and expenses:
       Cost of products sold ..........................                 -                                    -
                                                                                                             -
       Cost of services sold ..........................                 -                                    -
       Selling, general and administrative ............            (1,482)             (A1)              9,719
       Research and development (including research and
            development relating to contracts) ........            (3,107)             (A1)              7,093
       Amortization of intangibles ....................                 -                                    -
       Purchase of in-process research and
            development ...............................                 -                                2,540
                                                        ------------------                       --------------
            Total operating costs and expenses ........            (4,589)                              19,352
                                                        ------------------                       --------------

 Operating income (loss) ..............................             4,589                              (19,351)
                                                        ------------------                       --------------

 Other income (expenses):
       Equity in net loss of unconsolidated
            affiliates ................................              (598)             (A2)                  -
       Gain on affiliate sale of stock ................                 -                                    -
       Gain (loss) on investments in equity
            securities ................................                 -                                    -
       Loss on sale of product line ...................                 -                                    -
       Minority interest in net loss of subsidiary ....            (2,259)             (A3)                  -
       Other ..........................................                 -                                    -
       Investment income ..............................                 -                                  193
       Interest expense ...............................                 -                                 (119)
                                                        ------------------                         ------------
            Total other income (expenses) .............             (2,857)                                 74
                                                        ------------------                         ------------

 Income (loss) before income taxes ....................             1,732                              (19,277)
 Benefit from (provision for) income taxes ............              (637)             (A4)                  -
                                                        ------------------                       --------------

 Net income (loss) from continuing operations ......... $           1,095                        $     (19,277)
                                                        ==================                       ==============

NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
       Genzyme General net income from continuing
            operations ................................ $           1,095
       Tax benefit allocated from Genzyme Biosurgery ..                 -
       Tax benefit allocated from Genzyme Molecular
            Oncology ..................................                 -
                                                        ------------------
       Net income allocated to Genzyme General Stock .. $           1,095
                                                        ==================

       Net income per share allocated to Genzyme General
       Stock:
           Basic ......................................

           Diluted ....................................

       Weighted average shares outstanding
           Basic ......................................

           Diluted ....................................

ALLOCATED TO BIOSURGERY STOCK:
       Genzyme Biosurgery net loss ....................
       Allocated tax benefit ..........................

       Net loss allocated to Biosurgery Stock .........

       Net loss per share of Biosurgery Stock--basic
          and diluted .................................
       Weighted average shares outstanding ............

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
       Molecular Oncology net loss ....................

       Net loss per share of Molecular Oncology
       Stock--basic and diluted .......................

          Weighted average shares outstanding .........


                                                                                                        PRO FORMA
                                                                                                         GENZYME
                                                                                                       CORPORATION
                                                              PRO FORMA            FOOTNOTE                AND
                                                             ADJUSTMENTS           REFERENCE           SUBSIDIARIES
                                                         --------------------  -----------------   --------------------
 Revenues:
       Net product sales ..............................  $                 -                       $         1,118,813
       Net service sales ..............................                    -                                    98,370
       Collaborative research  and development
          revenue .....................................                    -                                         -
       Revenues from research and development contracts:
            Related parties ...........................                    -                                     3,280
            Other .....................................                    -                                    11,727
                                                         --------------------                      --------------------
            Total revenues ............................                    -                                 1,232,190
                                                         --------------------                      --------------------

 Operating costs and expenses:
       Cost of products sold ..........................                    -
                                                                           -                                   312,965
       Cost of services sold ..........................                    -                                    56,173
       Selling, general and administrative ............                  581           N1                      438,226
       Research and development (including research and
            development relating to contracts) ........                  479           N1                      272,048
       Amortization of intangibles ....................                    -                                   124,327
       Purchase of in-process research and
            development ...............................              (86,800)          N2                        2,540
                                                         --------------------                      --------------------
            Total operating costs and expenses ........              (85,740)                                1,206,279
                                                         --------------------                      --------------------

 Operating income (loss) ..............................               85,740                                    25,911
                                                         --------------------                      --------------------

 Other income (expenses):
       Equity in net loss of unconsolidated
            affiliates ................................                    -                                   (34,963)
       Gain on affiliate sale of stock ................                    -                                       212
       Gain (loss) on investments in equity
            securities ................................                    -                                   (25,996)
       Loss on sale of product line ...................                    -                                   (24,999)
       Minority interest in net loss of subsidiary ....                    -                                        --
       Other ..........................................                    -                                    (9,924)
       Investment income ..............................                    -                                    49,448
       Interest expense ...............................                    -                                   (37,252)
                                                         --------------------                      --------------------
            Total other income (expenses) .............                    -                                   (83,474)
                                                         --------------------                      --------------------

 Income (loss) before income taxes ....................               85,740                                   (57,563)
 Benefit from (provision for) income taxes ............                7,484           N3                       14,490
                                                         --------------------                      --------------------

 Income (loss) from continuing operations .............  $            93,224                       $           (43,073)
                                                         ====================                      ====================

NET INCOME (LOSS) PER SHARE:
ALLOCATED TO GENZYME GENERAL STOCK:
       Genzyme General net income from continuing
            operations ................................  $            73,947                       $            81,876
       Tax benefit allocated from Genzyme Biosurgery ..                    -                                    27,324
       Tax benefit allocated from Genzyme Molecular
            Oncology ..................................                    -                                    11,904
                                                         --------------------                      --------------------
       Net income allocated to Genzyme General Stock ..  $            73,947                       $           121,104
                                                         ====================                      ====================

       Net income per share allocated to Genzyme General
       Stock:
           Basic ......................................                                            $              0.59
                                                                                                   ====================

           Diluted ....................................                                            $              0.57
                                                                                                   ====================

       Weighted average shares outstanding
           Basic ......................................                                                        204,107
                                                                                                   ====================
           Diluted ....................................                                                        213,313
                                                                                                   ====================

ALLOCATED TO BIOSURGERY STOCK:
       Genzyme Biosurgery net loss ....................                                            $          (152,648)
       Allocated tax benefit ..........................                                                         18,189
                                                                                                   --------------------
       Net loss allocated to Biosurgery Stock .........                                            $          (134,459)
                                                                                                   ====================
       Net loss per share of Biosurgery Stock--basic
          and diluted .................................                                            $             (3.45)
                                                                                                   ====================
       Weighted average shares outstanding ............                                                         39,019
                                                                                                   ====================

ALLOCATED TO MOLECULAR ONCOLOGY STOCK:
       Molecular Oncology net loss ....................                                            $           (29,718)
                                                                                                   --------------------
       Net loss per share of Molecular Oncology
          Stock-basic and diluted .....................                                                          (1.82)
                                                                                                   ====================
       Weighted average shares outstanding ............                                                         16,350
                                                                                                   ====================


              See Notes to Unaudited Pro Forma Financial Statements

                                GENZYME GENERAL
                       A DIVISION OF GENZYME CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECECMBER 31, 2001
                             (AMOUNTS IN THOUSANDS)


                                                            HISTORICAL
                                                              GENZYME            HISTORICAL            PRO FORMA         FOOTNOTE
                                                              GENERAL              WYNTEK             ADJUSTMENTS       REFERENCE
                                                        ------------------   ------------------   ------------------- --------------
 Revenues:
       Net product sales .............................. $         898,731    $           8,412    $                -
       Net service sales ..............................            74,056                    -                     -
       Revenues from research and development contracts:
             Related parties ..........................             3,279                    -                     -
             Other ....................................             5,860                    -                     -
                                                        ------------------   ------------------   -------------------
             Total revenues ...........................           981,926                8,412                     -
                                                        ------------------   ------------------   -------------------

 Operating costs and expenses:
       Cost of products sold ..........................           194,175                3,224                     -
       Cost of services sold ..........................            43,167                    -                     -
       Selling, general and administrative ............           295,068                1,438                     -
       Research and development (including research and
             development relating to contracts) .......           187,502                  759                     -
       Amortization of intangibles ....................            74,296                    -                 2,599         W1
       Purchase of in-process research and
            development ...............................            95,568                    -                (8,768)        W2
                                                        ------------------   ------------------   -------------------
             Total operating costs and expenses .......           889,776                5,421                (6,169)
                                                        ------------------   ------------------   -------------------

 Operating income (loss) ..............................            92,150                2,991                 6,169
                                                        ------------------   ------------------   -------------------

 Other income (expenses):
       Equity in net loss of unconsolidated
            affiliates ................................           (34,365)                   -                     -
       Gain on affiliate sale of stock ................               212                    -                     -
       Gain (loss) on investments in equity
            securities ................................           (25,996)                   -                     -
       Minority interest in net loss of subsidiary ....             2,259                    -                     -
       Other ..........................................            (2,329)              (7,729)                    -
       Investment income ..............................            47,806                  108                (1,476)        W3
       Interest expense ...............................           (23,192)                   -                     -
                                                        ------------------   ------------------   -------------------
             Total other income (expenses) ............           (35,605)              (7,621)               (1,476)
                                                        ------------------   ------------------   -------------------

 Income (loss) before income taxes ....................            56,545               (4,630)                4,693
 (Provision for) benefit from income taxes ............           (52,666)               1,692                 1,200         W4
                                                        ------------------   ------------------   -------------------
 Division net income (loss) from continuing
             operations ............................... $           3,879    $          (2,938)   $            5,893
                                                        ==================   ==================   ===================


                                                       DISPOSITION OF
                                                       50% OWNERSHIP
                                                         INTEREST IN   FOOTNOTE          HISTORICAL           PRO FORMA
                                                          ATIII LLC    REFERENCE         NOVAZYME           ADJUSTMENTS
                                                         -----------  ----------     ------------------  --------------------
 Revenues:
       Net product sales ..............................  $        -                  $               -   $                 -
       Net service sales ..............................           -                                  -                     -
       Revenues from research and development contracts:
             Related parties ..........................           -                                  1                     -
             Other ....................................           -                                  -                     -
                                                         ----------                  ------------------  --------------------
             Total revenues ...........................           -                                  1                     -
                                                         ----------                  ------------------  --------------------

 Operating costs and expenses:
       Cost of products sold ..........................           -                                  -                     -
       Cost of services sold ..........................           -                                  -                     -
       Selling, general and administrative ............      (1,482)     (A1)                    9,719                   581  N1
       Research and development (including research and
             development relating to contracts) .......      (3,107)     (A1)                    7,093                   479  N1
       Amortization of intangibles ....................           -                                  -                     -
       Purchase of in-process research and
             development ..............................           -                              2,540               (86,800) N2
                                                         ----------                  ------------------  --------------------
             Total operating costs and expenses .......      (4,589)                            19,352               (85,740)
                                                         ----------                  ------------------  --------------------

 Operating income (loss) ..............................       4,589                            (19,351)               85,740
                                                         ----------                  ------------------  --------------------

 Other income (expenses):
       Equity in net loss of unconsolidated
             affiliates ...............................        (598)     (A2)                        -                     -
       Gain on affiliate sale of stock ................           -                                  -                     -
       Gain (loss) on investments in equity
             securities ...............................           -                                  -                     -
       Minority interest in net loss of subsidiary ....      (2,259)     (A3)                        -                     -
       Other ..........................................           -                                  -                     -
       Investment income ..............................           -                                193                     -
       Interest expense ...............................           -                               (119)                    -
                                                         ----------                  ------------------  --------------------
             Total other income (expenses) ............      (2,857)                                74                     -
                                                         ----------                  ------------------  --------------------

 Income (loss) before income taxes ....................       1,732                            (19,277)               85,740
 (Provision for) benefit from income taxes ............        (637)     (A4)                        -                 7,484  N3
                                                         ----------                  ------------------  --------------------
 Division net income (loss) from continuing
             operations ...............................  $    1,095                  $         (19,277)  $            93,224
                                                         ==========                  ==================  ====================

                                                                                     PRO FORMA
                                                             FOOTNOTE                 GENZYME
                                                             REFERENCE                GENERAL
                                                        --------------------     ------------------
 Revenues:
       Net product sales ..............................                     $           907,143
       Net service sales ..............................                                  74,056
       Revenues from research and development contracts:
             Related parties ..........................                                   3,280
             Other ....................................                                   5,860
                                                                            --------------------
             Total revenues ...........................                                 990,339
                                                                            --------------------

 Operating costs and expenses:
       Cost of products sold ..........................                                 197,399
       Cost of services sold ..........................                                  43,167
       Selling, general and administrative ............                                 305,324
       Research and development (including research and
             development relating to contracts) .......                                 192,726
       Amortization of intangibles ....................                                  76,895
       Purchase of in-process research and
             development ..............................                                   2,540
                                                                           --------------------
             Total operating costs and expenses .......                                 818,051
                                                                           --------------------

 Operating income (loss) ..............................                                 172,288
                                                                           --------------------

 Other income (expenses):
       Equity in net loss of unconsolidated
             affiliates ...............................                                 (34,963)
       Gain on affiliate sale of stock ................                                     212
       Gain (loss) on investments in equity
             securities ...............................                                 (25,996)
       Minority interest in net loss of subsidiary ....                                       -
       Other ..........................................                                 (10,058)
       Investment income ..............................                                  46,631
       Interest expense ...............................                                 (23,311)
                                                                           --------------------
             Total other income (expenses) ............                                 (47,485)
                                                                           --------------------

 Income (loss) before income taxes ....................                                 124,803
 (Provision for) benefit from income taxes ............                                 (42,927)
                                                                           --------------------
 Division net income (loss) from continuing
             operations ...............................                    $             81,876
                                                                           ====================

              See Notes to Unaudited Pro Forma Financial Statements

                               GENZYME BIOSURGERY
                       A DIVISION OF GENZYME CORPORATION
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECECMBER 31, 2001
                             (AMOUNTS IN THOUSANDS)


                                         HISTORICAL                                                                    PRO FORMA
                                          GENZYME             HISTORICAL                PRO FORMA         NOTE          GENZYME
                                         BIOSURGERY            FOCAL, INC.             ADJUSTMENTS      REFERENCE     BIOSURGERY
                                     --------------------  --------------------    -------------------- ---------- -----------------
 Revenues:
        Net product sales .......... $           211,523   $             1,050     $              (903)    F1      $        211,670
        Net service sales ..........              23,614                     -                       -                       23,614
        Collaborative R&D Revenue ..                   -                   469                    (469)    F2                     -
        Revenues from research and
        development contracts: .....                   5                     -                       -                            5
                                     --------------------  --------------------    --------------------            -----------------
             Total revenues ........             235,142                 1,519                  (1,372)                     235,289
                                     --------------------  --------------------    --------------------            -----------------

 Operating costs and expenses:
        Cost of products sold ......             113,250                 1,520                    (634)    F1
                                                                                                 1,430     F3               115,566
        Cost of services sold ......              12,733                     -                       -                       12,733
        Selling, general and
        administrative .............             122,020                 3,330                       -                      125,350

        Research and development....              47,159                 2,820                       -                       49,979
        Amortization of
            intangibles ............              46,828                     -                     604     F4                47,432
                                     --------------------  --------------------    --------------------            -----------------
             Total operating costs
             and expenses ..........             341,990                 7,670                   1,400                      351,060
                                     --------------------  --------------------    --------------------            -----------------

 Operating loss ....................            (106,848)               (6,151)                 (2,772)                    (115,771)
                                     --------------------  --------------------    --------------------            -----------------

 Other income (expenses):
        Equity in net loss of
        unconsolidated affiliates ..              (1,316)                    -                   1,316    F1                      -
        Loss on sale of product
           line ....................             (24,999)                                                                   (24,999)
        Other ......................                 124                    10                       -                          134
        Investment income ..........               1,753                   119                       -                        1,872
        Interest expense ...........             (13,884)                    -                       -                      (13,884)
                                     --------------------  --------------------    --------------------            -----------------
             Total other income
             (expenses) ............             (38,322)                  129                   1,316                      (36,877)
                                     --------------------  --------------------    --------------------            -----------------
 Division net loss ................. $          (145,170)  $            (6,022)    $            (1,456)            $       (152,648)
                                     ====================  ====================    ====================            =================

              See Notes to Unaudited Pro Forma Financial Statements

                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS



(1)  ACCOUNTING POLICIES AND PRO FORMA INFORMATION

     The unaudited pro forma combined financial information contained herein describes the pro forma effect of our acquisitions of Wyntek, Focal and Novazyme and the disposition of our 50% ownership interest in ATIII LLC on our unaudited pro forma combined statements of operations and the unaudited pro forma combined statements of operations of Genzyme General and Genzyme Biosurgery for the year ended December 31, 2001 as if these transactions took place on January 1, 2001. We allocated our acquisitions of Wyntek and Novazyme and the disposition of our 50% ownership interest in ATIII LLC to Genzyme General. We allocated our acquisition of Focal to Genzyme Biosurgery. The results of operations of Wyntek, Focal and Novazyme are included in our results beginning on the respective dates of acquisition and the results of operations of ATIII LLC are excluded from our results as of the date of disposition.

(2)  GENZYME'S ACQUISITIONS AND DISPOSITION

     (A)  ACQUISITION OF WYNTEK

     We acquired Wyntek on June 1, 2001 for $65.0 million in cash. We assumed no options or warrants to purchase Wyntek common stock in the transaction. The historical financial information presented for Wyntek represents Wyntek's results of operations for the five months ended May 31, 2001.

     (B)  ACQUISITION OF FOCAL

     We acquired Focal on June 30, 2001. We issued approximately 2.1 million shares of Biosurgery Stock for all of the outstanding shares of Focal common stock, excluding shares we already owned which were canceled in the merger. Using the price of Biosurgery Stock based on the average trading price over three days before and after April 25, 2001, the date of announcement of the merger, the value of the shares of Biosurgery Stock was approximately $9.5 million. In addition, options to purchase approximately 1.5 million shares of Focal common stock and warrants to purchase approximately 43,782 shares of Focal common stock were exchanged for options to purchase approximately 232,000 shares of Biosurgery Stock and warrants to purchase approximately 7,000 shares of Biosurgery Stock. Using the acquisition price of Focal common stock and certain other assumptions in the Black-Scholes option valuation model, the Biosurgery options and warrants issued in exchange for the Focal options were valued at approximately $0.4 million. There was no intrinsic value for the portion of the unvested options related to the future service period.

     (C)  DISPOSITION OF OUR 50% OWNERSHIP INTEREST IN ATIII LLC

          In July 2001, we transferred our 50% interest in ATIII LLC, our joint venture with GTC for the development and commercialization of ATIII to GTC. In exchange for our interest in the joint venture, we will receive a royalty on worldwide net sales (excluding Asia) of any of GTC's products based on ATIII beginning three years after the first commercial sale of each such product up to a cumulative maximum amount of $30.0 million. We will allocate any royalty amounts that we receive to Genzyme General. Prior to the transfer, we consolidated the results of ATIII LLC because we had control of ATIII LLC through our combined, direct and indirect ownership interest in the joint venture.

     (D)  ACQUISITION OF NOVAZYME

     In September 2001, we acquired all of the outstanding capital stock of Novazyme for an initial payment of approximately 2.6 million shares of Genzyme General Stock. Novazyme shareholders received 0.5174 of a share of Genzyme General Stock for each share of Novazyme common stock they held. We will be obligated to make two additional payments totaling $87.5 million, payable in shares of Genzyme General Stock, if we receive U.S. marketing approval for two products to treat LSDs that employ certain of Novazyme's technologies.

     The 2.6 million shares of Genzyme General Stock that we issued to Novazyme's shareholders were valued at $110.6 million using the average trading price of Genzyme General Stock for the 4 day trading period ending on September 26, 2001, the date of acquisition. Options, warrants and rights to purchase shares of Genzyme General Stock were valued at $9.0 million using the Black-Scholes option valuation model. In accordance with FIN 44, at the date of acquisition we allocated the $2.6 million intrinsic value of the portion of the unvested options related to the future service period to deferred compensation in our stockholders' equity and the division equity of Genzyme General. We are amortizing the unvested portion to operating expense over the remaining vesting period of approximately 22 months.

(3)  PURCHASE PRICE ALLOCATION

     (A)  WYNTEK

     The aggregate purchase price of $65.4 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of June 1, 2001 (amounts in thousands):

     Cash and cash equivalents..............................................    $   4,974
     Other current assets...................................................        4,966
     Property, plant and equipment..........................................        1,843
     Intangible assets (to be amortized straight-line over 5 to 10 years)...       39,444
     Goodwill ..............................................................       20,316
     In-process research and development....................................        8,768
     Deferred tax assets....................................................        2,255
     Assumed liabilities....................................................       (2,784)
     Deferred tax liability.................................................      (14,432)
                                                                                ----------
       Allocated purchase price.............................................    $  65,350
                                                                                ==========

     In connection with the acquisition of Wyntek we allocated approximately $8.8 million of the purchase price to IPR&D. We estimated the fair value assigned to purchased IPR&D by discounting, to present value, the cash flows expected to result from the project once it has reached technological feasibility. We applied a discount rate of 25% to estimate the present value of these cash flows, which was consistent with the risks of the project. In estimating future cash flows, management considered other tangible and intangible assets required for successful exploitation of the technology resulting from the purchased IPR&D project and adjusted future cash flows for a charge reflecting the contribution to value of these assets. The value assigned to purchased IPR&D was the amount attributable to the efforts of Wyntek up to the time of acquisition.

     In the allocation of purchase price to IPR&D, the concept of alternative future use was specifically considered for the program under development. The acquired IPR&D consists of Wyntek's work to complete the program. There are no alternative uses for the in-process program in the event that the program fails in clinical trials or is otherwise not feasible. The development effort for the acquired IPR&D does not possess an alternative future use for us as defined by accounting principles generally accepted in the U.S. Consequently, in accordance with accounting principles generally accepted in the U.S., the amount allocated to IPR&D was charged as an expense for the year ended December 31, 2001. We are amortizing the remaining acquired intangible assets arising from the acquisition on a straight-line basis over their estimated lives, which range from 5 years to 10 years.

     Wyntek is currently developing a cardiovascular product to rapidly measure the quantitative levels of cardiac marker proteins. These are the leading markers for the diagnosis of acute myocardial infarction. The product consists of a mobile, stand-alone, quantitative diagnostic device and a reaction strip that detects disease specific marker proteins. The device is intended to be used to read reaction strips at the patient's bedside or in an emergency room setting. As of September 30, 2002, the technological feasibility of the acquired programs had not been reached and no significant departures from the assumptions included in the valuation analysis had occurred. In September 2002, we filed a 510(k) submission with the FDA for Wyntek's cardiovascular product. Upon successful completion of the regulatory review process, we will begin selling the product.

     (B)  FOCAL

     The aggregate purchase price of $15.9 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of June 30, 2001 (amounts in thousands):

     Cash and cash equivalents.............................................      $  2,331
     Other current assets..................................................         6,003
     Property, plant and equipment.........................................         1,568
     Intangible assets (to be amortized over 3 to 12 years)................         7,909
     Goodwill .............................................................         1,365
     Assumed liabilities...................................................        (3,773)
     Notes receivable from stockholders....................................           535
                                                                                ----------
       Allocated purchase price............................................      $ 15,938
                                                                                ==========

     No portion of the purchase price was allocated to IPR&D.

     (C)  NOVAZYME

     The aggregate purchase price of $120.5 million was allocated to the acquired tangible and intangible assets and liabilities based on their estimated respective fair values as of September 26, 2001 (amounts in thousands):

     Cash and cash equivalents.............................................    $    5,194
     Other assets..........................................................           125
     Property, plant and equipment.........................................         4,475
     Goodwill..............................................................        17,177
     In-process research and development...................................        86,800
     Deferred tax asset....................................................         8,328
     Assumed liabilities...................................................        (2,795)
     Liabilities for exit activities and integration.......................        (1,740)
     Notes receivable from stockholders....................................         1,316
     Deferred compensation.................................................         2,630
     Deferred tax liability................................................          (968)
                                                                               -----------
       Allocated purchase price............................................    $  120,542
                                                                               ===========

     Because our acquisition of Novazyme was completed after June 30, 2001, the provisions of SFAS No. 141 and certain provisions of SFAS No. 142 apply from the date of acquisition. Accordingly, we will not ratably amortize the goodwill resulting from the acquisition of Novazyme. Instead, we will test the goodwill's impairment on a periodic basis in accordance with the provisions of SFAS No. 142.

     In connection with our acquisition of Novazyme, we acquired a technology platform that we believe can be leveraged in the development of treatments for various LSDs. As of the acquisition date, the technology platform had not achieved technological feasibility and would require significant further development to complete. Accordingly, we allocated to IPR&D and charged to expense $86.8 million, representing the portion of the purchase price to be attributable to this technology platform.

     Our management assumes responsibility for determining the IPR&D valuation and engaged an independent third-party appraisal company to assist in the valuation of the intangible assets acquired. The fair value assigned to purchased IPR&D was estimated by discounting, to present value, the probability-adjusted net cash flows expected to result once the technology has reached technological feasibility and is utilized in the treatment of certain LSDs. A discount rate of 16% was applied to estimate the present value of these cash flows and is consistent with the overall risks of the platform technology. In estimating future cash flows, management considered other tangible and intangible assets required for successful exploitation of the technology and adjusted the future cash flows to reflect the contribution of value from these assets. In the allocation of purchase price to the IPR&D, the concept of alternative future use was specifically considered. The platform technology is specific to LSDs and there is currently no alternative use for the technology in the event that it fails as a platform for enzyme replacement therapy for the treatment of LSDs. As of December 31, 2001, the technological feasibility for the acquired platform technology had not been reached and no significant departures from the assumptions included in the valuation analysis had occurred. We currently estimate that it will take approximately four to six years and an investment of approximately $75 million to $100 million to complete development of, obtain approval for, and commercialize the first product based on this technology platform.

(4)  PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF WYNTEK

     The following adjustments reflect our acquisition of Wyntek for cash. We assumed no options or warrants to purchase Wyntek common stock in the transaction.

     The aggregate purchase price is comprised of the following (amounts in thousands):

     Cash payment............................................      $   65,000
     Acquisition costs.......................................             350
                                                                   ----------
     Aggregate purchase price................................      $   65,350
                                                                   ==========

     The results of operations of Wyntek are included in our consolidated financial statements and the combined financial statements of Genzyme General beginning on June 1, 2001, the date of acquisition.

     I. PRO FORMA ADJUSTMENTS TO OUR UNAUDITED, COMBINED STATEMENTS OF OPERATIONS AND THE UNAUDITED, COMBINED STATEMENTS OF OPERATIONS OF GENZYME GENERAL

     (W1) To record the amortization of acquired intangible assets and goodwill for the year ended December 31, 2001 (amounts in thousands):

                                                                   ASSIGNED       ANNUAL            5 MONTH
                                                                     VALUE       AMORTIZATION     AMORTIZATION
     INTANGIBLE ASSETS:
        Workforce (to be amortized straight-line over 3 years).....  $  1,125       $    375        $    156
        Patented core technology (to be amortized straight-line
          over 10 years)...........................................       796             80              33
        Current products technology (to be amortized straight-
          line over 10 years)......................................    37,523          3,752           1,563
        Goodwill (to be amortized straight-line over 10 years).....    20,316          2,032             847
                                                                     ---------      ---------       ---------
            Total..................................................  $ 59,760       $  6,239        $  2,599
                                                                     =========      =========       =========

     (W2) To eliminate the charge for acquired IPR&D we recorded in June 2001 in connection with the Wyntek acquisition. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

     (W3) To reduce investment income for the period from January 1, 2001 through May 31, 2001 to reflect the payment of $65 million of cash at a rate of return of 5.45% per annum.

     (W4) To adjust the tax provision for the impact of the historical net loss incurred by Wyntek and for the pro forma adjustments related to the acquisition of Wyntek.

     (W5) The net income of Wyntek has been re-allocated to the calculation of net income per share allocated to Genzyme General Stock. The adjustment to Genzyme General's division net income in the calculation of income allocated to Genzyme General Stock reflects the aggregate impact of all pro forma adjustments on Genzyme General's division net income.

(5)  PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF FOCAL

     The following adjustments reflect our acquisition of Focal. We acquired the outstanding Focal common stock that we did not already own for a combination of cash and stock and the exchange of Focal options and warrants with options and warrants to purchase Biosurgery Stock.

     The aggregate purchase price is comprised of the following (amounts in thousands):

     Issuance of 2,086,151 shares of Biosurgery Stock.........       $   9,450
     Issuance of options to purchase 231,566 shares of
        Biosurgery Stock......................................             351
     Acquisition costs........................................             638
     Existing equity investment in Focal......................           5,488
     Cash paid to selling securityholder......................              11
                                                                     ---------
       Allocated purchase price...............................       $  15,938
                                                                     =========

     The results of operations of Focal are included in our consolidated financial statements and the combined financial statements of Genzyme Biosurgery beginning on June 30, 2001, the date of acquisition.

     I. PRO FORMA ADJUSTMENTS TO OUR UNAUDITED, COMBINED STATEMENTS OF OPERATIONS AND THE UNAUDITED, COMBINED STATEMENTS OF OPERATIONS OF GENZYME BIOSURGERY

     (F1) To eliminate sales and cost of sales related to product revenue transactions between Focal and us. Also to eliminate charges of $1.3 million to equity in net loss of unconsolidated affiliates, representing our portion of the net losses of Focal for the six months ended June 30, 2001.

     (F2) To reverse the collaborative research and development revenue recorded as a result of the amortization of deferred revenue during the six months ended June 30, 2001.

     (F3) To record the impact of the additional expense associated with the increased basis for the Focal inventory for the six months ended June 30, 2001.

     (F4) To record the amortization of acquired intangible assets and goodwill (amounts in thousands):

                                                                                                       SEMI
                                                                       ASSIGNED       ANNUAL          ANNUAL
                                                                         VALUE     AMORTIZATION    AMORTIZATION
     INTANGIBLE ASSETS:
        Patented core technology (to be amortized straight-line
          over 12 years)............................................  $  4,928       $    411         $    205
        Favorable lease (to be amortized straight-line over
          3 years)..................................................     1,556            519              259
        Patent (to be amortized straight-line over 12 years)........     1,013             84               42
        Workforce (to be amortized straight-line over 5 years)......       412             82               41
        Goodwill (to be amortized straight-line over 12 years)......     1,365            114               57
                                                                     ----------     ----------       ----------
          Total.....................................................  $  9,274       $  1,210         $    604
                                                                     ==========     ==========       ==========

     (F5) To adjust the tax provision for the net loss incurred by Focal and for the pro forma adjustments related to the Focal merger.

     (F6) To allocate the pro forma tax benefits of the Focal net losses and pro forma adjustments to Genzyme General. Our management and accounting policies provide that, if as of the end of any fiscal quarter, a division cannot use any projected annual tax benefit attributable to it to offset or reduce its current or deferred income tax expense, we may allocate the tax benefit to other divisions in proportion to their taxable income without any compensating payments or allocation to the division generating the benefit.

     (F7) To give effect to the issuance of Biosurgery Stock for Focal common stock as though the merger occurred on January 1, 2001. The net loss of Focal has been re-allocated to the calculation of net loss per share allocated to Biosurgery Stock. The adjustment to Genzyme Biosurgery net loss in the calculation of income allocated to Biosurgery Stock reflects the aggregate impact of all pro forma adjustments on the Genzyme Biosurgery division net loss.

(6) PRO FORMA ADJUSTMENTS RELATED TO THE DISPOSITION OF OUR 50% OWNERSHIP INTEREST IN ATIII LLC

         In July 2001, we transferred our 50% interest in ATIII LLC, our joint venture with GTC for the development and commercialization of ATIII to GTC. In exchange for our interest in the joint venture, we will receive a royalty on worldwide net sales (excluding Asia) of any of GTC's products based on ATIII beginning three years after the first commercial sale of each such product up to a cumulative maximum amount of $30.0 million. We will allocate any royalty amounts that we receive to Genzyme General. Prior to the transfer, we consolidated the results of ATIII LLC because we had control of ATIII LLC through our combined, direct and indirect ownership interest in the joint venture.

         The following adjustments reflect the disposition of our 50% ownership interest in ATIII LLC as of July 31, 2001, the date of disposition.

         I. PRO FORMA ADJUSTMENTS TO OUR UNAUDITED COMBINED STATEMENTS OF OPERATIONS AND THE UNAUDITED, COMBINED STATEMENTS OF GENZYME GENERAL

         (A1) To eliminate ATIII LLC's historical results of operations.

         (A2) To adjust our equity in the net losses of GTC to reflect GTC's assumption of our portion of the losses of ATIII LLC (amounts in thousands):

                                                                       For the
                                                                      Year Ended
                                                                      December 31,
                                                                         2001
                                                                      ------------
              ATIII LLC's historical losses........................    $(4,589)
              Genzyme's historical share of net loss...............     (2,330)
              Genzyme's ownership interest in GTC..................      25.65%
              Pro forma adjustment to equity in net loss of GTC....       (598)

         (A3) To eliminate our historical minority interest recorded in connection with our consolidation of the results of ATIII LLC.

         (A4) To adjust the tax provision for the impact of the elimination of the historical losses of ATIII LLC and for the pro forma adjustments related to the disposition of our 50% ownership interest in ATIII LLC.

(7)  PRO FORMA ADJUSTMENTS RELATED TO THE ACQUISITION OF NOVAZYME

     The following adjustments reflect our acquisition of Novazyme for shares of Genzyme General Stock and the exchange of Novazyme options, warrants and Series B Preferred Stock purchase rights with options, warrants and stock purchase rights to purchase shares of Genzyme General Stock. The results of operations of Novazyme are included in our consolidated financial statements and the combined financial statements of Genzyme General beginning on September 26, 2001, the date of acquisition.

     The aggregate purchase price is comprised of the following (amounts in thousands):

     Issuance of 2,562,182 shares of Genzyme General Stock................   $110,584
     Issuance of options to purchase 158,840 shares of Genzyme General
       Stock..............................................................      6,274
     Issuance of warrants to purchase 25,338 shares of Genzyme General
       Stock..............................................................        894
     Issuance of rights to purchase 66,846 shares of Genzyme General
       Stock..............................................................      1,839
     Acquisition costs....................................................        951
                                                                            ----------
         Aggregate purchase price ........................................   $120,542
                                                                            ==========

     We issued approximately 2.6 million shares of Genzyme General Stock to Novazyme's shareholders. These shares were valued at $110.6 million using an average trading price of Genzyme General Stock for the four day trading period ending on September 26, 2001, the date of acquisition. Options, warrants and rights to purchase shares of Genzyme General Stock were valued at $9.0 million using the Black-Scholes option valuation model. In accordance with FIN 44, at the date of acquisition we allocated the $2.6 million intrinsic value of the portion of the unvested options related to the future service period to deferred compensation within our stockholders' equity and the division equity of Genzyme General. We are amortizing the unvested portion to operating expense over the remaining vesting period of approximately 22 months.

     I. PRO FORMA ADJUSTMENTS TO OUR UNAUDITED, COMBINED STATEMENTS OF OPERATIONS AND THE UNAUDITED, COMBINED STATEMENTS OF OPERATIONS OF GENZYME GENERAL

     (N1) Amortization of deferred compensation associated with Genzyme General options that were issued in exchange for Novazyme unvested options.

     (N2) To eliminate the charge for acquired IPR&D that we recorded in September 2001 in connection with the acquisition of Novazyme and allocated to Genzyme General. This amount was eliminated as it reflects a material non-recurring charge directly resulting from the acquisition.

     (N3) To adjust the tax provision for the impact of the historical losses of Novazyme and the pro forma adjustments related to the acquisition of Novazyme.


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